EXHIBIT 99.(j)


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on the TD Waterhouse Dow 30 Fund dated December 1, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A No. 333-84623) of TD Waterhouse Trust.



                                      ERNST & YOUNG LLP

New York, New York
December 26, 2000